SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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[	]	Preliminary Proxy Statement
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[ X ]		Soliciting Material Under Rule 14a-12
S1 CORPORATION
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

PARCHE, LLC

RCG AMBROSE MASTER FUND, LTD.

RCG HALIFAX FUND, LTD.

RAMIUS MASTER FUND, LTD.

ADMIRAL ADVISORS, LLC

RAMIUS ADVISORS, LLC

RAMIUS CAPITAL GROUP, L.L.C.
C4S & CO., L.L.C.

PETER A. COHEN

MORGAN B. STARK

JEFFREY M. SOLOMON

THOMAS W. STRAUSS

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

BARINGTON COMPANIES INVESTORS, LLC

BARINGTON COMPANIES OFFSHORE FUND, LTD. (BVI)

BARINGTON INVESTMENTS, L.P.

BARINGTON COMPANIES ADVISORS, LLC

BARINGTON CAPITAL GROUP, L.P.

LNA CAPITAL CORP.

JAMES MITAROTONDA

ARCADIA PARTNERS, L.P.

ARCADIA CAPITAL MANAGEMENT, LLC

RICHARD ROFE

JEFFREY C. SMITH

JEFFREY D. GLIDDEN

WILLIAM J. FOX

EDWARD TERINO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On April 12, 2006, Starboard Value and Opportunity Master Fund Ltd. (“Starboard”), together with the other participants named herein, made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its slate of director nominees and certain business proposals at the 2006 annual meeting of shareholders (the “Annual Meeting”) of S1 Corporation, a Delaware corporation (the “Company”).  Starboard expects to prepare and file a definitive proxy statement in connection with the Annual Meeting.

Item 1: On April 14, 2006, the following news story was issued by Dow Jones Newswires:

Investor Push For S1 Sale Doesn't Match Management Vision

By Antonie Boessenkool

Dow Jones Newswires

14 April 2006

WASHINGTON (Dow Jones)--An investor group including Ramius Capital Group LLC wants banking software company S1 Corp. (SONE) to put itself up for sale.

The company has undergone a recent reorganization and is preparing to complete a key rollout of a new version of software, but the Ramius group thinks shareholders should agree to a sale now.

“The company has good products, loyal customers,” Ramius spokesman Dan Gagnier said. “(But) it’s had difficulty executing its business plan.”

S1 managers oppose the idea of putting their company on the block.  “We still believe that the long-term, the best plan, (in) the best interests of all shareholders, is to execute against our current business plan, and our board unanimously agrees,” said Chris Watson, S1 vice president of marketing.  Part of that business plan includes the launch of a third version of its  S1 Enterprise Suite banking software, which covers branch and call center automation, Internet banking and voice banking. S1 has spent more than $100 million developing the Enterprise Suite over the past three years, Watson said.

Delayed Software Rollout

But rolling out the latest version, Enterprise 3.5, hasn’t been without hitches. Last summer, S1 delayed its full rollout, Watson said.  “We put a hold on the general availability of those products to make sure we enabled our entire organization to be ready to release those products,” Watson said. “It would not have been ready if we had fully rolled (Enterprise 3.5) out in last August or September.”

S1 eventually provided the new software version in February, and it’s in use at six financial institutions, “in a kind of controlled-release environment,” Watson said. S1 plans to release the software to the general market in the third or fourth quarter.

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But the Ramius group is pushing for a sale now, and says the company’s shares are undervalued. In the 52 weeks before March 30, when the group announced its recommendation for a sale, S1’s shares fluctuated between $3.51 and $7.03. After leveling off in recent months, the company’s stock climbed late last month just after the Ramius group announced its recommendation.  A Ramius spokeswoman declined to comment Friday on an optimal price for S1’s shares.

S1 shares closed Thursday at $5.37, up 9 cents. Stock markets were closed today in observance of Good Friday.

In a press release last week, the Ramius group, which owns 9.4% of S1, said it has “received unsolicited calls from potential acquirers and/or agents for potential acquirers, both strategic and financial, who have expressed an interest in participating in a sale process relating to” S1.  “We’re not saying who, we’re not saying how many,” Gagnier said about the potential acquirers. “You get from that a sense of a broad spectrum of interested buyers participating in an auction process for S1.”  Ramius itself isn’t looking to buy S1, Gagnier said. “We think we can recognize better value through a sale of the company. We’re calling on the company to do the right thing. The salability of the company is not in question.”

S1 began as an Internet bank, but made banking software its sole focus after selling its banking operations to Royal Bank of Canada in 1998, according to Watson.

S1, which named a new chief executive last July and has put in place “substantial reorganization,” doesn’t side with the Ramius group’s call for a new owner.

In response to the investor group’s demands, S1 released a letter saying the company’s business plan “is just starting to show results,” and “the long-term best interest of all shareholders will be served by executing on that business plan, rather than selling the company now.”

“Ramius is saying, ‘Forget all that, we don’t want to wait two or three years for the plan to materialize. Let’s get the value now,’ “ said research analyst John Kraft with D.A. Davidson & Co.

The firm upgraded its rating on the stock on the news of Ramius’ push for a sale.

Ramius Becomes ‘Catalyst’

“The stock was undervalued because people didn’t have a feel for the S1 management strategy,” Kraft said. “With the catalyst of Ramius and the low cost, it makes sense for investors.”

Even if Ramius doesn’t win its bid to force a sale of S1, its stance will cause S1’s management to be more responsive to shareholders and more aggressive in acting on its strategic plan, Kraft said.

Another analyst said he thinks S1’s management has no choice but to stick to its guns in the face of Ramius’ proposal. Chris Penny, a senior analyst with Friedman, Billings, Ramsey & Co., said that in order to successfully sell Enterprise software to banks, S1 has to show it will be around a year from now, not part of another, bigger company that may decide to discontinue Enterprise.  “If (S1 says), ‘We agree with you, Ramius,’ it kills their sales efforts right away.”

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Although S1 “has never really struck gold in anything sustainable” during its transformations over the last 10 years, the Enterprise software line could be the “next growth engine for the company,” Penny said.  “S1 is closer to the customers than investors are, so they know...how widely adopted this Enterprise could be,” he said.

Kraft said he doesn’t own any S1 stock and doesn’t know of any investment banking relationship between his firm and S1. Penny’s firm does do investment banking with S1, but he doesn’t own any stock in the company.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

On April 12, 2006, Starboard Value and Opportunity Master Fund Ltd. (“Starboard”), together with the other Participants (as defined below), made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its slate of director nominees and certain business proposals at the 2006 annual meeting of shareholders (the “Annual Meeting”) of S1 Corporation, a Delaware corporation (the “Company”). Starboard expects to prepare and file a definitive proxy statement in connection with the Annual Meeting.

STARBOARD STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR BY E-MAIL AT: PROXY@MACKENZIEPARTNERS.COM.

The participants in the proxy solicitation are Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, RCG Ambrose Master Fund, Ltd., RCG Halifax Fund, Ltd., Ramius Master Fund Ltd., Admiral Advisors, LLC, Ramius Advisors, LLC, Ramius Capital Group, L.L.C., C4S & Co., L.L.C., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd. (BVI), Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James Mitarotonda, Arcadia Partners, L.P., Arcadia Capital Management, LLC, Richard Rofé, Jeffrey D. Glidden, Jeffrey C. Smith, William J. Fox and Edward Terino (collectively, the “Participants”).

INFORMATION REGARDING THE DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, OF ALL THE PARTICIPANTS IN THE COMPANY IS AVAILABLE IN THE SCHEDULE 13D, JOINTLY FILED WITH THE SEC ON MARCH 30, 2006, AS SUBSEQUENTLY AMENDED ON MARCH 31, 2006 AND APRIL 6, 2006, A COPY OF WHICH IS AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.

The consent of the author and the wire service to file the above news release under Rule 14a-12 was neither sought nor obtained.

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